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                                  EXHIBIT 23.1

                        Consent of Deloitte & Touche LLP


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INDEPENDENT AUDITORS' CONSENT


We consent to the use in this Registration Statement of First Federal Savings and Loan Association of Spartanburg on Form S-1 of our report dated August 23, 1996 (October 1, 1996 as to the 4th paragraph of Note 1), appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the headings 'Experts" and "Legal and Tax Opinions" in such Prospectus.

/s/ Deloitte & Touche LLP

DELOITTE & TOUCHE LLP

Greenville, South Carolina
March 5, 1997